Exhibit 10.3

Standard Form of Agreement

Between Owner and Contractor

for a Small Project

This AGREEMENT is made May 12, 2004

BETWEEN the Owner:

United Wisconsin Grain Producers, LLC (UWGP)

P.O. Box 27

Friesland, WI  53935

and the Contractor:

Oelke Construction Co., Inc.

P.O. Box 27

626 Steel Road

Fall River, WI  53932

for the following Project:

New Administration Building for UWGP; to be located on the Northeast corner of County ‘EF’ and Highway 33, Friesland, WI

The Architect is:

Transcend Architects & Engineers, Inc.

1000 Lothe Street

Sun Prairie, WI  53590

The Owners and Contractor agree as follows.

ARTICLE 1

THE CONTRACT DOCUMENTS

The Contractor shall complete the Work described in the Contract Documents for the project.  The Contract Documents consist of:

1.               this Agreement signed by the Owner and Contractor;

2.               AIA Document A205, General Conditions of the Contract for Construction of a Small Project, current edition;

3.               the Drawings and Specifications prepared by the Architect, dated April 14, 2004, and enumerated as follows:

Drawings:

2.1	Site Plan
3.1	Foundation Plan
5.1	Floor Framing Plan
5.2	Roof Framing Plan
5.3	Framing Details
6.1	Lower Level Floor Plan
6.2	Main Level Floor Plan
7.1	Building Sections
8.1	Exterior Elevations
9.1	Room Finish and Door Schedules
10.1	Accessibility Details
15.1	Lower Level Plumbing Plan
15.2	Main Level Plumbing Plan
15.3	Lower Level HVAC Plan
15.4	Main Level HVAC Plan
16.1	Lower Level Lighting Plan
16.2	Main Level Lighting Plan
16.3	Lower Level Power Plan
16.4	Main Level Power Plan

Specifications:

INSTRUCTIONS TO BIDDERS		Pages 1 to 3

BID FORM		1 Pages

STANDARD GENERAL CONDITIONS OF		1 Pages
CONSTRUCTION CONTRACT

SUPPLEMENTARY CONDITIONS		Pages 1 to 4

SECTION 01010 -	SUMMARY OF THE WORK	1 Pages

SECTION 01020 –	ALLOWANCES	1 Pages

SECTION 01027 –	APPLICATIONS FOR PAYMENT	Pages 1 to 2

SECTION 01030 –	ALTERNATES	1 Pages

SECTION 01040 –	PROJECT COORDINATION	1 Pages

SECTION 01045 –	CUTTING AND PATCHING	1 Page

SECTION 01050 –	FIELD ENGINEERING	1 Page

SECTION 01090 –	DEFINITIONS AND STANDARDS	Pages 1 to 2

SECTION 01200 –	PROJECT MEETINGS	1 Page

SECTION 01300 –	SUBMITTALS	Pages 1 to 2

SECTION 01400 –	QUALITY CONTROL SERVICES	Pages 1 to 2

SECTION 01500 –	TEMPORARY FACILITIES	1 Page

SECTION 01600 –	MATERIAL AND EQUIPMENT	1 Page

SECTION 01631 –	PRODUCTS AND SUBSTITUTIONS	1 Page

SECTION 01700 –	PROJECT CLOSEOUT	Pages 1 to 2

SECTION 01740 –	WARRANTIES AND BONDS	1 Page

SECTION 02110 –	SITE CLEARING	1 Page

SECTION 02150 –	SHORING AND BRACING	1 Page

SECTION 02200 –	EARTHWORK	Pages 1 to 3

SECTION 02710 –	FOUNDATION DRAINAGE	1 Page

SECTION 03310 –	CONCRETE	Pages 1 to 3

SECTION 04200 –	UNIT MASONRY	Pages 1 to 5

SECTION 05120 –	STRUCTURAL STEEL	1 Page

SECTION 06100 –	ROUGH CARPENTRY	Pages 1 to 6

SECTION 06192 –	PREFABRICATED WOOD TRUSSES	1 Page

SECTION 06200 –	FINISH CARPENTRY	1 Page

SECTION 06400 –	ARCHITECTURAL WOODWORK	Pages 1 to 4

SECTION 07120 –	FLUID-APPLIED WATERPROOFING	Pages 1 to 2

SECTION 07190 –	VAPOR BARRIERS	1 Page

SECTION 07200 –	INSULATION	Pages 1 to 2

SECTION 07270 –	FIRESTOPPING	Pages 1 to 3

SECTION 07311 –	ASPHALT SHINGLES

SECTION 07460 –	SIDING

SECTION 07600 –	FLASHING AND SHEET METAL

SECTION 07900 –	JOINT SEALERS

SECTION 08110 –	STEEL DOORS AND FRAMES

SECTION 08210 –	FLUSH WOOD DOORS

SECTION 08305 –	ACCESS DOORS

SECTION 08410 –	ALUMINUM ENTRANCES AND STOREFRONTS

SECTION 08610 –	WOOD WINDOWS

SECTION 08710 –	FINISH HARDWARE

SECTION 08800 –	GLASS AND GLAZING

SECTION 09250 –	GYPSUM DRYWALL

SECTION 09300 –	TILE

SECTION 09510 –	ACOUSTICAL CEILINGS

SECTION 09900 –	PAINTING

SECTION 10800 –	TOILET ACCESSORIES

SECTION 14240 –	HYDRAULIC ELEVATORS

SECTION 15400 –	PLUMBING

SECTION 15401 –	PLUMBING SYSTEMS

SECTION 15600 –	HEATING, VENTILATING AND AIR CONDITIONING

SECTION 16400 –	ELECTRICAL

4.               addenda prepared by Architect as follows:

No Addenda

5.               written change orders or orders for minor changes in the Work issued after execution of the Agreement; and

6.               other documents, if any, identified as follows:

Summary of cost savings prepared by Oelke Construction, dated March 30, 2004, and is attached as a part of this agreement.

ARTICLE 2

DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION DATE

The date of commencement shall be the date of this Agreement unless otherwise indicated below.  The Contractor shall substantially complete the Work not later than 120 days after the date of commencement, subject to adjustment by Change Order.

Contractor understands that if substantial completion of the Work is not obtained within 120 days after the date of commencement (May 19, 2004), Owner will suffer damages, which are difficult to determine and accurately specify.  Accordingly, if substantial completion has not been obtained within 120 days after the date of commencement, Contractor shall pay Owner as liquidated damages $100 per day for each day that substantial completion occurred beyond 120 days.  Owner, at its discretion, may elect to offset any such liquidated damages from any retainage or any amounts owed by Owner to Contractor.  Liquidated damages shall be paid by Contractor by the 15th of the month following the month in which liquidated damages were incurred.

ARTICLE 3

CONTRACT SUM

3.1                                 Subject to additions and deductions by Change Order, the Contract Sum is

$379,714.00

3.2                                 For purposes of payment, the Contract Sum includes the following values related to portions of the Work:

Portion of Work	Value

3.3                                 The Contract Sum shall include all the items and services necessary for the proper execution and completion of the Work.

ARTICLE 4

PAYMENT

4.1                                 Based on Contractor’s Applications for Payment certified by the Architect, the Owner shall pay the Contractor as follows:

Based on four payment ‘Draws’:

1.                                       Foundation

2.                                       Framing

3.                                       Rough-in and Insulation

4.                                       Completion

Owner will retain five percent (5%) of each payment.  Upon substantial completion of the entire Work, Owner shall release to Contractor all retained amounts relating to the entire Work, less the amount equal to the reasonable value or cost to complete of all remaining or incomplete items of Work, provided that such payment shall only be made if Contractor’s application for final payment has been certified by the Architect.  The Contractor shall also simultaneously submit with each Application for Payment a report of the Architect certifying that the Work has been completed and materials are in place as required by the Contract Documents.  Further, each Application for Payment shall include waivers of mechanic liens and/or materialmen liens, executed by the Contractor, in the amount of the lienable costs of the project payable from the amounts requested under the Application for Payment, together with a waiver of mechanic liens and/or materialmen liens executed by each subcontractor and supplier to which any portion of any amount of the Application for Payment will be paid covering liens for all Work done and material supplied for which disbursement will be made from funds from the Application for Payment.

4.2                                 Owner shall make payment within twenty (20) days after Owner’s receipt of each properly submitted and accurate Application for Payment.  Payments that are due, not subject to reasonable dispute, and unpaid by Owner to Contractor shall bear interest commencing ten (10) days after payment is due at the rate of eight percent (8%).

ARTICLE 5

INSURANCE

5.1                                 The Contractor shall provide Contractor’s Liability and other Insurance as follows:

Contractor shall procure and retain in place during the construction of the administration building, the insurance coverage set forth on the attached Exhibit 5.1.  Contractor shall provide a Certificate of Insurance to Owner prior to starting construction.

5.2                                 The Owner shall provide Owner’s Liability and Owner’s Property Insurance as follows:

Owner shall obtain insurance coverage as set forth on Exhibit 5.2, attached hereto.

5.3                                 The Contractor shall obtain an endorsement to its general liability insurance policy to cover the Contractor’s obligations under Paragraph 3.12 of AIA Document A205, General Conditions of the Contract for Construction of Small Projects.

5.4                                 Certificates of insurance shall be provided by each party showing their respective coverages prior to commencement of the Work.

ARTICLE 6

OTHER TERMS AND CONDITIONS

6.1                                 Contractor shall perform the Work in accordance with all legal requirements.  Contractor shall obtain all necessary permits, approvals and licenses required for the construction of the Work.  Owner shall provide assistance to Contractor in obtaining those permits, approvals and licenses.

6.2                                 Contractor shall perform all construction activities efficiently and with requisite expertise, skill and competence to satisfy the requirements of the Contract Documents.  Contractor shall employ only subcontractors who are duly licensed and qualified to perform the Work, consistent with the Contract Documents.  Contractor assumes responsibility to Owner for the proper performance of the Work of subcontractors and any acts or omissions in connection with such performance.  Contractor shall coordinate the activities of all subcontractors.  Contractor shall keep the construction site reasonably free from debris, trash and construction waste and shall perform the construction activities efficiently, safely and without interfering with the use of adjacent land areas.  Contractor and all subcontractors shall comply with all legal requirements relating to safety.

6.3                                 Contractor warrants to Owner that the construction, including all materials and equipment furnished as part of the construction, shall be new, of good quality, in conformance with the Contract Documents and free of defects in materials and workmanship.  Northing in this warranty is intended to limit any manufacturer’s warranty that provides Owner with greater warranty rights then set forth in this Section 6.2 or the Contract Documents.  Contractor will provide Owner with manufacturer’s warranties upon substantial completion.

6.4                                 Contractor agrees to correct any Work that is found to not be in conformance with the Contract Documents within a period of one year from the date of substantial completion of the Work.  Contractor shall, within five (5) days of receipt of written notice from the Owner that the Work is not in conformance with the Contract Documents, take meaningful steps to commence correction of such nonconforming Work, including the correction, removal or replacement of the nonconforming Work and any damage caused to other parts of the Work affected by the nonconforming Work.  The thirty (30) day period referenced in this Section 6.3 applies only to Contractor’s obligation to correct nonconforming Work and is not intended to constitute a period of limitations for any other rights or remedies Owner may have regarding Contractor’s other obligations under the Contract Documents.

This Agreement entered into as of the day and year first written above.

/s/ Kevin Roche	/s/ Arnie Oelke
OWNER	CONTRACTOR
United Wisconsin Grain Producers, LLC	Arnie Oelke Construction, Inc.

Kevin Roche, President	Arnie Oelke, Owner
(Printed name and title)	(Printed name and title)

LICENSE NO.:

JURISDICTION: